Exhibit 99.1

Uonlive Corporation (OTC: UOLI) in talks with Asia-Pacific Skynet Cloud Computing community teams

HONG KONG / Jul 20, 2021 / Uonline Corporation (OTC PINK: UOLI) (UOLI or the Company) is pleased to announce the Company has entered into talks with the Asia-Pacific Skynet Cloud Computing community teams with a view to enter into a formal strategic cooperation agreement to promote ecological development and community building of Skynet, and make an overall plan for implementation and applications in the fields of cloud storage, cloud computing, cloud community and connecting traditional products through e-channels.

Skynet is a free running network based on peer-to-peer penetration and distributed storage technology developed and maintained by their community teams predominately in Asia (Japan, Singapore, Australia, Hong Kong, Shanghai).

The Company plans to coordinate with the Skynet Cloud Computing community teams to set up cloud storage data centres in Europe, America and the Asia-Pacific area and continue to develop the block chain technologies of Skynet while also utilising the technologies as a basis for the Company’s products. The cooperation with the Skynet Cloud Computing community teams is part of the overall Company strategy to implement technological innovation into its business model to connect traditional products through various e-channels.

Forward-Looking Information

Cautionary Note:

This statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made.

SOURCE : Uonlive Corporation

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